Exhibit 99.1

Boston, United States

Sydney, Australia

23 January 2018 AEDT

Investor Relations

United States:

Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

GI Dynamics Announces AUD $2.05m

Private Placement and Close of First Tranche of AUD ~$1m

BOSTON and SYDNEY — 23 January 2018— GI Dynamics®, Inc. (ASX:GID), a medical device company that is developing EndoBarrier® is pleased to announce that it has received binding commitments for a private placement of 58,780,619 CHESS Depositary Interests (CDIs) of the Company (representing 1,175,612 shares of common stock) at an issue price of AUD $0.035 per CDI to sophisticated and professional investors in Australia, the United States, and the United Kingdom to raise approximately AUD $2.05 million (representing approximately USD $1.6 million) (Placement).

The issue of CDIs under the Placement will occur in two tranches. The first tranche closed on the morning of 23 January 2018, resulting in the raising of AUD $996,347 (USD $779,442) by the issue of 28,467,063 CDIs (representing 569,341 shares of common stock). The second tranche, expected to result in the raising of AUD $1,060,974 (USD $830,000) by the issue of 30,313,556 CDIs (representing 606,271 shares of common stock) will be subject to shareholder approval at an Extraordinary General Meeting (EGM). The EGM date will be announced concurrently with filing of the proxy. Please refer to the Company’s EGM proxy statement that will be available on the Company’s website.

The funds raised under the Placement will be used by GI Dynamics to fund the continued development of EndoBarrier and for general working capital purposes.

As detailed in the Company’s recent 10Q filings, GI Dynamics continues to operate with substantial doubt about its ability to continue as a going concern.

“We are focused on securing approval for a study from the FDA for a new pivotal clinical trial of EndoBarrier,” said Scott Schorer, president and chief executive officer of GI Dynamics. “The leadership team, employees, and directors of GI Dynamics remain resolved in our commitment to continue to develop EndoBarrier for the millions of patients who have no viable treatment option for type 2 diabetes and obesity.”

Boston, United States

Sydney, Australia

23 January 2018 AEDT

Investor Relations

United States:

Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

Placement

The CDIs under Tranche 1 of the Placement comprise 28,467,063 CDIs (representing 569,341 shares of common stock). The CDIs were issued the morning of 23 January 2018 and will rank equally in all respects with CDIs on issue at the time of allotment.

The CDIs that have been subscribed for under Tranche 2 of the Placement comprise 30,313,556 CDIs (representing 606,271 shares of common stock) are subject to shareholder approval during the upcoming EGM. It is expected that the Tranche 2 CDIs will be issued within 5 business days of the date of the EGM (should shareholder approval be obtained) and will rank equally in all respects with CDIs on issue at the time of allotment.

Restrictions on Resale of Securities in the United States

The securities to be offered have not been registered under the Securities Act of 1933, as amended (Act), or any state securities laws, and until so registered may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state securities laws. This announcement is not an offer to sell, nor a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction or an applicable exemption therefrom.

Forward-Looking Statements

This announcement contains forward-looking statements. These forward-looking statements are based on GI Dynamics management’s current estimates and expectations of future events as of the date of this announcement. Furthermore, the

Boston, United States

Sydney, Australia

23 January 2018 AEDT

Investor Relations

United States:

Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with our ability to continue to operate as a going concern, our ability to maintain compliance with our obligations under the Convertible Loan Note executed with Crystal Amber Fund Limited, obtaining and maintaining regulatory approvals required to market and sell our products; obtaining funding from third parties; the consequences of stopping the ENDO trial and the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; and risks related to assumptions regarding the size of the available market, the benefits of our products, product pricing, timing of product launches, future financial results and other factors, including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, one should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless we are required to do so by law.

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